                                                                   EXHIBIT 99(m)


                                AMBASSADOR FUNDS
                                DISTRIBUTION PLAN

         This Plan constitutes a Distribution Plan (the "Plan") of AMBASSADOR FUNDS (the "Trust"), a Delaware business trust, with respect to the class of its shares presently designated as Investor Shares ("Shares") of those series (the "Funds") of the Trust (the "Trust") listed on Schedule A hereto, as such exhibit may be amended from time to time hereafter to add additional Funds or eliminate a Fund or Funds. This Plan was adopted by the Board of Trustees of the Trust on September 26, 2001.

         1. This Plan is adopted pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 ("Act"), to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Shares and providing shareholder services for holders of Shares.

         2. This Plan is designed to finance activities of the Trust and any registered broker-dealer, investment adviser, financial planner or financial intermediary that is exempt from registration as a broker-dealer (a "Selling Agent") who shall hereafter enter into a selling agreement with BISYS Fund Services, the distributor of the Shares (the "Distributor"), with respect to those activities that are principally intended to result in the sale of Shares, which may include (but are not limited to): (a) providing incentives to sales agents or representatives of a Selling Agent to sell Shares, (b) providing administrative support services to the Funds and their shareholders; (c) compensating other participating financial institutions and other persons ("Administrators") for providing administrative support services to the Funds and their shareholders; (d) paying for costs incurred in conjunction with advertising and marketing of Shares, including the expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, and (d) other costs incurred in the implementation and operation of this Plan. As compensation for services provided pursuant to this Plan, the Distributor will be paid fees out of the net asset value of the Funds at an annual rate not to exceed 0.25% of the average net assets of a Fund held in the accounts that are owned by clients of a Selling Agent with respect to the Funds as described on Schedule A hereto.

         3. Any payment to the Distributor in accordance with this Plan will be made pursuant to the Distribution Agreement, dated as of August 1, 2000, previously entered into between the Trust and the Distributor. Any payments made by the Distributor to a Selling Agent with monies received as compensation under this Plan will be made pursuant to agreements entered into by the Distributor and each such Selling Agent, substantially in the form of Schedule B hereto.

         4. The Distributor has the right (i) to select, in its sole discretion, the Selling Agents to participate in the Plan and (ii) to terminate without cause and in its sole discretion any agreement entered into by the Distributor and a Selling Agent.

         5. Quarterly in each year that this Plan remains in effect, the Distributor shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report complying with the requirements of the Rule and setting forth the amounts expended under the Plan and the purpose for which such expenditures were made.

         6. This Plan shall become effective with respect to each Fund as of the dates indicated in the exhibit hereto, provided that, as of that date, the Plan shall have been approved with respect to that Fund by majority votes of (a) the Trust's Board of Trustees, including the Trustees who are not "interested persons" of the Trust, as defined in the Act ("Disinterested Trustees") of the Trust, cast in person at a meeting called for the purpose of voting on the Plan; and (b) any outstanding voting securities as defined in Section 2(a)(42) of the Act.

         7. This Plan shall remain in effect with respect to each Fund for a period of one year from the effective date of its initial approval by the holders of the Shares of a Fund, and may be continued thereafter if this Plan is approved with respect to each Fund at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

         8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

         9. This Plan may not be amended in order to increase materially the costs that a Fund may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of that Fund, as defined in Section 2(a)(42) of the Act.

         10. This Plan may be terminated with respect to a particular Fund at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of a particular Fund as defined in Section 2(a)(42) of the Act; or (c) by the Distributor on 60 days notice to a particular Fund.

         11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

         12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 10 herein.

         13. "Ambassador Funds" and the phrase "Trustees of Ambassador Funds" refer, respectively, to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated March 22, 2000, to which reference is hereby made and a copy of which is on file at the office of the Trust, and to any and all amendments thereto. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

         14. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   SCHEDULE A
                                       to
                                AMBASSADOR FUNDS
                                DISTRIBUTION PLAN

         1. Investor Shares of the following Series of Ambassador Funds (the "Trust") (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:


                                                                         Compensation
                                                           (as a percentage of average daily net
Name                                       Date              asset value of shares of the Class)
----                                       ----            -----------------------------------
Ambassador Money Market Fund            December 1, 2001                 up to 0.25%

         2. The Funds shall pay to the Distributor a fee with respect to Shares, computed at an annual rate not to exceed the compensation specified above. Such fee shall be accrued daily and paid quarterly.

         Pursuant to Section 6 of the Plan, the undersigned has executed this Schedule A as of September 26, 2001.

                                                   AMBASSADOR FUNDS


                                                   By: /s/ Brian T. Jeffries
                                                       -------------------------
                                                   Its: President

                                   SCHEDULE B
                                       to
                                AMBASSADOR FUNDS
                                DISTRIBUTION PLAN

                          DEALER AND SERVICE AGREEMENT

         This Agreement is made as of ______________________, 20__, between BISYS Fund Services ("BISYS"), an Ohio limited partnership, and
______________________ ("Dealer"), a _______________________.

         WHEREAS, Ambassador Funds, a Delaware business trust (the "Trust") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers for public sale shares of beneficial interest ("Shares") in any and all of the investment portfolios (the "Funds") of the Trust, as distributed by BISYS;

         WHEREAS, BISYS serves as principal underwriter in connection with the offering and sale of the Shares of each Fund pursuant to a Distribution Agreement, dated as of August 1, 2000, and

         WHEREAS, Dealer desires to serve as a selected dealer for the Shares of the Funds.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, BISYS and Dealer agree as follows:

         1. OFFERS AND SALES OF SHARES. Dealer agrees to offer and sell Shares only at the public offering price currently in effect, in accordance with the terms of the then current prospectus, including any supplements or amendments thereto, of each Fund ("Prospectus"). The Dealer agrees to act only as agent on behalf of its customers in such transactions and shall not have authority to act as agent for the Funds, for BISYS, or for any other dealer in any respect. All purchase orders are subject to acceptance by BISYS and the relevant Fund and become effective only upon confirmation by BISYS or an agent of the Fund. In its sole discretion, either the Fund or BISYS may reject any purchase order and may, provided notice is given to Dealer, suspend sales or withdraw the offering of Shares entirely.

         2. PROCEDURES FOR PURCHASES. The procedures relating to all orders and the handling of them shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to Dealer by BISYS from time to time.

         3. SETTLEMENT AND DELIVERY FOR PURCHASES. Transactions shall be settled by Dealer by payment in federal funds of the full purchase price to the Fund's transfer agent in accordance with applicable procedures. Payment for Shares, unless otherwise agreed, shall be received by the Fund's transfer agent by the later of (a) the end of the third business day following Dealer's receipt of the customer's order to purchase such Shares or (b) the end of one business day following Dealer's receipt of the customer's payment for such Shares, but in no event later than the end of the sixth business day following Dealer's receipt of the customer's order. If such payment is not received within the time specified, the sale may be canceled forthwith without any responsibility or liability on BISYS's part or on the part of the Funds to Dealer or its customers. In addition, Dealer will be responsible to the Fund and/or BISYS for any losses suffered on the transaction.

         4. PROCEDURES FOR REDEMPTION, REPURCHASE AND EXCHANGE. Redemption or repurchases of Shares as well as exchange requests shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to Dealer by BISYS from time to time.

         5.  COMPENSATION.

         (a) On each purchase of Shares by Dealer from BISYS, Dealer shall be entitled to receive such dealer allowances, concessions, finder's fees, sales charges, discounts and other compensation, if any, as described and set forth in each Fund's Prospectus. Sales charges and discounts to dealers, if any, may be subject to reductions under a variety of circumstances if described in each Fund's Prospectus. To obtain any such reductions, BISYS must be notified when a sale takes place that would qualify for the reduced charge. If any Shares sold by Dealer under the terms of this Agreement are redeemed by a Fund or tendered for redemption or repurchased by a Fund or by BISYS as agent within seven business days after the date Dealer purchased such Shares, Dealer shall notify BISYS in writing and shall forfeit its right to any discount or commission received by or allowed to Dealer from the original sale.

         (b) To the extent that Dealer provides distribution and marketing services in the promotion of the Funds' shares and/or services to Fund shareholders, including furnishing services and assistance to its customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Funds and assisting in changing account designations and addresses, BISYS will pay Dealer a fee equal to 0.25% of the average daily net assets of each Fund (computed on an annual basis) which are owned of record by the Dealer as nominee for its customers or which are owned by those customers of Dealer whose records, as maintained by the Trust or its agent, designate the Dealer as the customer's dealer or service provider of record. BISYS shall make the determination of the net asset value, which determination shall be made in the manner specified in each Fund's current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan. BISYS reserves the right to increase, decrease or discontinue the fee at any time in its sole discretion upon written notice to Dealer. Dealer agrees that all such activities will be conducted in accordance with the Fund's Distribution Plan (the "Plan") adopted pursuant to Rule 12b-1 under the 1940 Act, as well as all applicable state and federal laws, including the

Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of the National Association of Securities Dealers, Inc.

         (c) At the end of each month, Dealer shall furnish BISYS with a written report or invoice detailing all amounts payable to Dealer pursuant to Section 5(b) and the purpose for which such amounts were expended. In addition, Dealer shall furnish BISYS with such other information as shall reasonably be requested by the Board of Trustees, on behalf of the Fund, with respect to the fees paid to you pursuant to Section 5(b). BISYS shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by BISYS and the purposes for which such expenditures were made.

         6. EXPENSES. Dealer agrees that it will bear all expenses incurred in connection with its performance of this Agreement.

         7.  DEALER REGISTRATION.

         (a) Dealer represents and warrants that (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") or is exempt from registration as a broker-dealer under the 1934 Act, (ii) it is qualified as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares or is exempt from registration as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares, and, (iii) if it sells shares in additional states or jurisdictions in the future, will become qualified to act as a dealer in each such state or jurisdiction prior to selling any Fund shares or will confirm an exemption from registration as a broker-dealer in each such state or jurisdiction prior to selling any Fund shares.

         (b) Dealer shall maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement. Dealer agrees to notify BISYS immediately in the event of any finding that it violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement.

         (c) If Dealer is a "bank," as such term is defined in Section 3(a)(6) of the 1934 Act, Dealer further represents and warrants that it is a member of the Federal Deposit Insurance Corporation ("FDIC") in good standing and agrees to notify BISYS immediately of any changes in Dealer's status with the FDIC.

         (d) If Dealer is registered as a broker-dealer under the 1934 Act, Dealer represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and that it agrees to abide by the Conduct Rules of the NASD. Dealer agrees to notify BISYS immediately in the event of its expulsion or suspension from the NASD.

         (e) If Dealer is registered as a broker-dealer under the 1934 Act, Dealer further represents and warrants that it is a member of the Securities Investor Protection Corporation ("SIPC") in good standing and agrees to notify BISYS immediately of any changes in Dealer's status with SIPC.

         8.  COMPLIANCE WITH FEDERAL AND STATE LAWS.

         (a) Dealer will not sell any of the Shares except in compliance with all applicable federal and state securities laws. In connection with sales and offers to sell Shares, Dealer will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the related SAI. BISYS shall be under no liability to Dealer except for lack of good faith and for obligations expressly assumed by BISYS herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with, or to relieve the parties hereto from any liability arising under, the federal securities laws.

         (b) BISYS shall, from time to time, inform Dealer as to the states and jurisdictions in which BISYS believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. Dealer agrees that it will not knowingly offer or sell Shares in any state or jurisdiction in which such Shares are not qualified, unless any such offer or sale is made in a transaction that qualifies for an exemption from registration.

         (c) BISYS assumes no responsibility in connection with the registration of Dealer under the laws of the various states or under federal law or Dealer's qualification under any such law to offer or sell Shares.

         9. UNAUTHORIZED REPRESENTATIONS. No person is authorized to make any representations concerning Shares of the Funds except those contained in the Prospectus, SAI and printed information issued by each Fund or by BISYS as information supplemental to each Prospectus. BISYS shall, upon request, supply Dealer with reasonable quantities of Prospectuses and SAIs. Dealer agrees not to use other advertising or sales material relating to the Funds unless approved by BISYS in advance of such use. Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

         10. CONFIRMATIONS. Dealer agrees to send confirmations of orders to its customers as required by Rule 10b-10 of the 1934 Act. In the event the customers of Dealer place orders directly with the Fund or any of its agents, confirmations will be sent to such customers, as required, by the Fund's transfer agent.

         11. RECORDS. Dealer agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares to its customers, and upon the reasonable request of BISYS, or of the Funds, to make these records available to BISYS or the Fund's administrator as reasonably requested. On orders placed directly with the Fund or its agents, the Fund's transfer agent will maintain all records required by state and federal laws and regulations relating to the offer and sale of Shares.

         12. TAXPAYER IDENTIFICATION NUMBERS. Dealer agrees to obtain any taxpayer identification number certification from its customers required under the Internal Revenue Code and any applicable Treasury regulations, and to provide BISYS or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

         13. INDEMNIFICATION.

         (a) Dealer shall indemnify and hold harmless BISYS, each Fund, the transfer agent and administrator of the Funds, and their respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by Dealer of any provision of this Agreement, or out of any negligent act or omission by Dealer while engaged in any activities pursuant to this Agreement.

         (b) BISYS shall indemnify and hold harmless Dealer and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by BISYS of any provision of this Agreement, or out of any negligent act or omission by BISYS while engaged in any activities pursuant to this Agreement.

         (c) The Agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (the "Indemnified Party") notifying the other party (the "Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party, unless failure to give such notice does not prejudice the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

         14. NO AGENCY CREATED. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of any of the Funds or of BISYS, and Dealer is not authorized to act for BISYS or for any Fund or to make any representations on BISYS's or the Funds' behalf. Dealer acknowledges that this Agreement is not exclusive and that BISYS may enter into similar arrangements with other broker-dealers.

         15. TERM, TERMINATION, ASSIGNMENT AND AMENDMENT.

         (a) This Agreement shall commence on the date first set forth above and shall continue in effect with respect to a Fund for more than one year only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

         (b) Either party to this Agreement may terminate this Agreement by giving ten days' written notice to the other.

         (c) This Agreement shall terminate automatically with respect to any Fund if (i) Dealer files a petition in bankruptcy, (ii) a trustee or receiver is appointed for Dealer or its assets under federal bankruptcy laws, (iii) Dealer's registration as a broker-dealer with the Securities and Exchange Commission is suspended or revoked, (iv) Dealer's NASD membership is suspended or revoked, (v) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against Dealer, or (vi) the Distribution Agreement between BISYS and a Fund is terminated (including as a result of an assignment). This Agreement also shall terminate automatically in the event of its "assignment," within the meaning of the 1940 Act.

         (d) Termination of this Agreement by operation of this Paragraph 15 shall not affect any unpaid obligations under Paragraphs 3, 5 or 6 of this Agreement or the liability, legal and indemnity obligations set forth under Paragraphs 7, 8, 9 or 13 of this Agreement.

         (e) This Agreement may not be amended by either party without the prior written consent of the other party.

         16. NOTICES. Except as otherwise specifically provided in this Agreement, any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

Notice to BISYS shall be sent to:

         BISYS Fund Services

         3435 Stelzer Road
         Columbus, OH 43219

notice to Dealer shall be sent to:

         -------------------------

         -------------------------

         -------------------------

         17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         18. GOVERNING LAW. This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of Ohio, provided that no provision shall be construed in a manner not consistent with the 1940 Act or any rule or regulation thereunder.

         19. CONFIDENTIALITY. BISYS and Dealer agree to preserve the confidentiality of any and all materials and information furnished by either party in connection with this Agreement. The provisions of this Paragraph shall not apply to any information which is: (a) independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) known to the receiving party prior to disclosure by the disclosing party; (c) lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise publicly available through no fault or breach by the receiving party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

                                 BISYS FUND SERVICES L.P.
                                 By:  BISYS Fund Services, Inc., General Partner


                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------


                                 DEALER


                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------